Exhibit 10.2

TRANSFER RIGHTS AGREEMENT

AMONG

ACCENTURE SCA

and

THE COVERED PERSONS SIGNATORY HERETO

Amended and Restated as of February 3, 2005

     This Transfer Rights Agreement, amended and restated as of April 18, 20011 (as amended, supplemented, waived or otherwise modified from time to time in accordance with its terms, this “Agreement”), among Accenture SCA, a Luxembourg société en commandite par actions (“Accenture SCA”), and the Covered Persons (hereinafter defined).

WITNESSETH:

     WHEREAS, the Covered Persons may in the future become beneficial owners of Class I Common Shares, par value 1.25 euro per share, of Accenture SCA (the “Common Shares”).

     WHEREAS, the Covered Persons desire to address herein certain relationships among themselves with respect to the disposition of their Common Shares and various other matters and desire to give to the Accenture SCA Partners Committee (hereinafter defined) the power to enforce their agreements with respect thereto on their behalf.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND OTHER MATTERS

     Section 1.1. Definitions. The following words and phrases as used herein shall have the following meanings, except as otherwise expressly provided or unless the context otherwise requires:

     (a) “Accenture Ltd Class A Common Shares” shall mean the Class A Common Shares of Accenture Ltd, an exempted company limited by shares organized under the laws of Bermuda.

     (b) “Accenture SCA” shall have the meaning ascribed to such term in the preamble hereto.

     (c) “Accenture SCA Partners Committee” shall have the meaning ascribed to such term in Section 4.2 hereof.

     (d) This “Agreement” shall have the meaning ascribed to such term in the preamble hereto.

     (e) “Base Eligible Sales” shall have the meaning ascribed to such term in Section 2.2 hereof.

[1]	This Transfer Rights Agreement is amended and restated as of February 3, 2005.

     (f) A “beneficial owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security, but for purposes of this Agreement a person shall not be deemed a beneficial owner of Common Shares (A) solely by virtue of the Application of Exchange Act Rule 13d-3(d) or Exchange Act Rule 13d-5 as in effect on the date hereof, (B) solely by virtue of the possession of the legal right to vote securities under applicable law (such as by proxy, power of attorney or appointment as corporate representative) or (C) held of record by a “private foundation” subject to the requirements of Section 509 of the Code (or equivalent in other jurisdictions as determined from time to time by the Accenture SCA Partners Committee). “Beneficially own” and “beneficial ownership” shall have correlative meanings. For purposes of the determination of beneficial ownership only, the provisions of Article II hereof shall not be deemed to transfer the investment power with respect to any Common Shares.

     (g) “Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time, and the applicable rulings and regulations thereunder.

     (h) “Common Shares” shall have the meaning ascribed to such term in the recitals hereto.

     (i) “Company” shall mean Accenture SCA, together with its general partner and its Subsidiaries from time to time.

     (j) “Continuing Provisions” shall have the meaning ascribed to such term in Section 5.1(b) hereof.

     (k) “Covered Persons” shall mean those persons, other than Accenture SCA, who are from time to time parties to this Agreement and whose names are, or are required to be, listed on Appendix A hereto, in each case in accordance with the terms hereof.

     (l) A Covered Person’s “Covered Shares” shall mean any Common Shares beneficially owned by such Covered Person at the time in question but, shall not include any Common Shares excluded from the definition of Covered Shares by action of the Accenture SCA Partners Committee prior to the IPO Date. “Covered Shares” shall also include the securities that are defined to be “Covered Shares” in Section 4.4 hereof. A Covered Person “acquires” Covered Shares when such Covered Person first acquires beneficial ownership over such Covered Shares.

     (m) The term “disabled” shall mean “disabled” as defined (i) in any employment agreement then in effect between the employee and the Company, or (ii) if not defined therein, or if there shall be no such agreement, as defined in the Company’s long-term disability plan as in effect from time to time, or (iii) if there shall be no plan, the inability of an employee to perform in all material respects his duties and responsibilities to the

Company for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty- four (24) consecutive month period by reason of a physical or mental incapacity. Any question as to the existence of a disability as to which the employee and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the employee and the Company. If the employee and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determinations in writing. The determination of disability made in writing to the Company and the employee shall be final and conclusive for all purposes of this Agreement.

     (n) “Disabled Employee” shall have the meaning ascribed to such term in Section 2.2 hereof.

     (o) An “employee” shall include, without limitation, the owners and employees of partner personal service companies in certain countries with which the Company has personal service contracts (in each case as agreed by the Accenture SCA Partners Committee), and any other similarly situated person designated as an “employee” by the Accenture SCA Partners Committee.

     (p) “Employee Covered Person” shall mean a Covered Person that is an employee of the Company at the time in question, provided that if the Company has received notice that any Covered Person intends to terminate such Covered Person’s employment with the Company (except in the case of notice with respect to retirement or disability), such Covered Person shall be deemed not to be an Employee Covered Person.

     (q) “Employee Covered Shares” shall have the meaning ascribed to such term in Section 5.1 hereof.

     (r) “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended to date and as further amended from time to time.

     (s) A reference to an “Exchange Act Rule” shall mean such rule or regulation of the United States Securities and Exchange Commission under the Exchange Act, as in effect from time to time or as replaced by a successor rule thereto.

     (t) “IPO Date” shall mean the closing date of the initial public offering of the Accenture Ltd Class A Common Shares.

     (u) “Market Price of an Accenture Ltd Class A Common Share” shall have the meaning ascribed to such term in the Articles of Association of Accenture SCA, as such term may be amended from time to time pursuant to the Articles of Association of Accenture SCA.

     (v) “Non-Competition Agreement” shall mean, collectively, any Non- Competition Agreement, dated as of the date hereof, among the Company and the partners from time to time party thereto.

     (w) “Permitted Basket Transaction” shall mean the purchase or sale of, or the establishment of a long or short position in, a basket or index of securities (or of a derivative financial instrument with respect to a basket or index of securities) that includes securities of the Company, in each case if such purchase, sale or establishment is permitted under the Company’s policy on hedging with respect to securities of the Company and other relevant policies, including insider trading policies, as announced from time to time.

     (x) A “person” shall include, as applicable, any individual, estate, trust, corporation, partnership, limited liability company, unlimited liability company, foundation, association or other entity.

     (y) “Retired Employee” shall have the meaning ascribed to such term in Section 2.2 hereof.

     (z) “Securities Act” shall mean the United States Securities Act of 1933, as amended from time to time.

     (aa) “Sole Beneficial Owner” shall mean a person who is the beneficial owner of Covered Shares, who does not share beneficial ownership of such Covered Shares with any other person (other than pursuant to this Agreement, the Non-Competition Agreement or applicable community property laws) and who is the only person (other than pursuant to applicable community property laws) with a direct economic interest in the Covered Shares. An economic interest of the Company (or of any other person with respect to which the Company has expressly agreed to in writing) as pledgee shall be disregarded for this purpose. A Covered Person that holds Covered Shares indirectly through a wholly-owned personal holding company shall be considered the “Sole Beneficial Owner” of such Covered Shares, provided that such personal holding company is a Covered Person hereunder.

     (bb) “Subsidiary” shall mean any person in which Accenture SCA owns, directly or indirectly, at least a majority of the equity, economic or voting interest.

     (cc) “Transfer” shall mean any sale, transfer, pledge, hypothecation or other disposition, whether direct or indirect, whether or not for value, and shall include any disposition of the economic or other risks of ownership of Covered Shares, including short sales of securities of the Company, option transactions (whether physical or cash settled) with respect to securities of the Company, use of equity or other derivative financial instruments relating to securities of the Company and other hedging arrangements with respect to securities of the Company, in each such case other than Permitted Basket Transactions.

     (dd) “Transfer Restrictions” shall have the meaning ascribed to such term in Section 2.1 hereof.

     (ee) “Valuation Ratio” shall have the meaning ascribed to such term in the Articles of Association of Accenture SCA, as such ratio may be adjusted from time to time pursuant to the Articles of Association of Accenture SCA.

     (ff) “vote” shall include, without limitation, actions taken or proposed to be taken by written consent.

     Section 1.2. Gender. For the purposes of this Agreement, the words “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

ARTICLE II
LIMITATIONS ON TRANSFER OF SHARES

     Section 2.1. [RESERVED]

     Section 2.2 [RESERVED]

     Section 2.3. Certain Additional Restrictions.

     Each Covered Person agrees for the benefit of every other Covered Person that for so long as such Covered Person is an Employee Covered Person, such Covered Person will comply with any restrictions on Transfer relating to Common Shares imposed by the Company and notified to such Covered Person from time to time to enable the Company or any party to an agreement with the Company to (i) account for a business combination by the pooling of interests method or (ii) pursuant to the Company’s insider trading policies from time to time.

     Section 2.4. [RESERVED]

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Each Covered Person severally represents and warrants that:

     (i) such Covered Person has (and with respect to Covered Shares to be acquired in the future, will have) good, valid and marketable title to the Covered Shares, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement, another agreement with the Company, or any other agreement with another person with respect to which the Company has expressly agreed to in writing, by which such Covered Person is bound and to which the Covered Shares are subject;

     (ii) this Agreement constitutes the legal, valid and binding obligation of such Covered Person, enforceable against such Covered Person in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law));

     (iii) there are no actions, suits or proceedings pending, or, to the knowledge of such Covered Person, threatened against or affecting such Covered Person or such Covered Person’s assets in any court or before or by any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality which, if adversely determined, would impair the ability of such Covered Person to perform or comply with this Agreement;

     (iv) such Covered Person understands that his ability to transfer the Covered Shares is subject to legal and contractual restrictions and that the Covered Shares have not been registered under the United States Securities Act of 1933, and that he is holding the Covered Shares for his own account, for investment, and not for distribution, assignment or resale to others, and no other person has any direct or indirect beneficial interest in such shares (other than the Company or at the express written consent of the Company); and

     (v) no statement, representation or warranty made by such Covered Person in this Agreement, nor any information provided by such Covered Person for inclusion in a report filed pursuant to Section 4.5 hereof or in a registration statement filed by the Company contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements, representations or warranties contained herein or information provided therein not misleading.

          Each Covered Person that is not a natural person additionally and severally represents and warrants that:

     (i) such Covered Person is duly organized and validly existing in good standing under the laws of the jurisdiction of such Covered Person’s formation;

     (ii) such Covered Person has full right, power and authority to enter into and perform this Agreement; and

     (iii) the execution and delivery of this Agreement and the performance of the transactions contemplated herein have been duly authorized, and no further proceedings on the part of such Covered Person are necessary to authorize the execution, delivery and performance of this Agreement; and this Agreement has been duly executed by such Covered Person.

     Each Covered Person severally agrees that the foregoing provisions of this Article III shall be continuing representations and warranties of such Covered Person during the period that such person shall be a Covered Person and Common Shares of such person shall be Covered Shares, and such Covered Person shall take all actions as shall from time to time be necessary to cure any breach or violation and to obtain any authorizations, consents, approvals and clearances in order that such representations and warranties shall be true and correct during such period.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

     Section 4.1. Redemption Price

     Each Covered Person agrees that the redemption price payable in connection with any redemption of such Covered Person’s Common Shares (i) under Article 7 of the Articles of Association of Accenture SCA, as such redemption price is calculated in accordance with such Article 7, or (ii) under paragraph (f) of Section 2.2 hereof, as such redemption price is calculated in accordance with Section 2.2 hereof, may, at the option of Accenture SCA, be paid in cash or in Accenture Ltd Class A Common Shares.

     Section 4.2. Accenture SCA Partners Committee.

     (a) The “Accenture SCA Partners Committee”, as of any time, shall consist of the members of the Supervisory Board of Accenture SCA who are also employees of the Company that hold the “Partner” title and who agree to serve as members of the Accenture SCA Partners Committee. If there are less than three individuals who are both Partners and members of the Supervisory Board of Accenture SCA and who agree to serve as members of the Accenture SCA Partners Committee, the Accenture SCA Partners Committee shall consist of each such individual plus such additional individuals who are Partners and who are selected pursuant to procedures established by the Accenture SCA Partners Committee as shall ensure that the Accenture SCA Partners Committee contains not less than three members who are Partners. The members of the Accenture SCA Partners Committee from time to time will be party to this Agreement in their capacities both as Covered Persons and as members of the Accenture SCA Partners Committee. Any member of the Accenture SCA Partners Committee that is not a Covered Person hereunder shall be deemed to be a party hereto solely in their capacity as a member of the Accenture SCA Partners Committee.

     (b) (i) Except as otherwise provided herein, all determinations necessary or advisable under this Agreement (including determinations of beneficial ownership) shall be made by the Accenture SCA Partners Committee, whose determinations shall be final and binding. The Accenture SCA Partners Committee’s determinations under this Agreement and actions (including waivers) hereunder need not be uniform and may be made selectively among Covered Persons (whether or not such Covered Persons are similarly situated).

     (ii) Each Covered Person recognizes and agrees that each of the members of the Accenture SCA Partners Committee in acting hereunder shall at all times be acting in their individual capacities and not as directors or officers of the Company and in so acting or failing to act shall not have any fiduciary duties to the Company or the Covered Persons as a member of the Accenture SCA Partners Committee by virtue of the fact that one or more of such members may also be serving as a director or officer of the Company or otherwise. Each Covered Person consequently recognizes that for a member of the Accenture SCA Partners Committee to also serve as a director or officer of the Company does not constitute a conflict.

     (iii) The Accenture SCA Partners Committee shall act through a majority vote of its members. Such actions may be taken in person at a meeting or by a written instrument signed by all of the members. Meetings of the Accenture SCA Partners Committee may be held by such telephonic or other electronic means as the Accenture SCA Partners Committee may from time to time approve and which permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such a meeting.

     (c) To the extent not addressed herein, actions to be taken pursuant to this Agreement shall be governed by procedures to be developed by the Accenture SCA Partners Committee.

     Section 4.3. Indemnification and Expenses.

     (a) Accenture SCA agrees that it will indemnify and hold harmless each member of the Accenture SCA Partners Committee against any judgments, fines, losses, claims, damages or liabilities incurred by them in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters that pertain to this Agreement or the transactions contemplated hereby. Accenture SCA need not indemnify any member of the Accenture SCA Partners Committee against any judgments, fines, losses, claims, damages or liabilities incurred by the Accenture SCA Partners Committee through the Accenture SCA Partners Committee’s own gross negligence, bad faith or willful misconduct.

     (b) Accenture SCA shall be responsible for all expenses of the Accenture SCA Partners Committee incurred in the operation and administration of this Agreement, including expenses incurred in preparing appropriate filings and correspondence with the United States Securities and Exchange Commission or other securities regulators, lawyers’, accountants’, agents’, consultants’, experts’, investment banking and other professionals’ fees, expenses incurred in enforcing the provisions of this Agreement, expenses incurred in maintaining any necessary or appropriate books and records relating to this Agreement and expenses incurred in the preparation of amendments to and waivers of provisions of this Agreement.

     (c) Each Covered Person shall be responsible for all expenses of such Covered Person incurred in connection with the compliance by such Covered Person with his obligations under this Agreement, including expenses incurred by the Accenture SCA Partners Committee or Accenture SCA in enforcing the provisions of this Agreement relating to such obligations.

     Section 4.4. Adjustment upon Changes in Capitalization; Adjustments upon Changes of Control; Representatives, Successors and Assigns.

     (a) In the event of any change in the outstanding Common Shares by reason of stock dividends, stock splits, reverse stock splits, spin-offs, split-ups, recapitalizations, combinations, exchanges of shares and the like, the term “Covered Shares” shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of Covered Shares. Upon the occurrence of any event described in the immediately preceding sentence, the Accenture SCA Partners Committee shall make such adjustments to or interpretations of the provisions of Sections 2.1, 2.2 and 4.1 (and, if they so determine, any other provisions hereof) as they shall deem necessary or desirable to carry out the intent of such provision(s). If the Accenture SCA Partners Committee deems it desirable, any such adjustments may take effect from the record date, the “when issued trading date”, the “ex dividend date” or another appropriate date.

     (b) In the event of any business combination, amalgamation, restructuring, recapitalization or other extraordinary transaction directly or indirectly involving Accenture SCA, its Subsidiaries or any of their respective securities or assets as a result of which the Covered Persons shall hold voting securities of an entity other than Accenture SCA, the Covered Persons agree that this Agreement shall also continue in full force and effect with respect to such voting securities of such other entity formerly representing or distributed in respect of Covered Shares of Accenture SCA, and the terms “Covered Shares,” “Common Shares”, “Employee Covered Shares,” and “Accenture SCA” and “Company,” shall refer to such voting securities formerly representing or distributed in respect of Covered Shares of Accenture SCA and such entity, respectively. Upon the occurrence of any event described in the immediately preceding sentence, the Accenture SCA Partners Committee shall make such adjustments to or interpretations of the restrictions of Section 2.1 (and, if it so determines, any other provisions hereof) as they shall deem necessary or desirable to carry out the intent of such provision(s). If the Accenture SCA Partners Committee deems it desirable, any such adjustments may take effect from the record date or another appropriate date.

     (c) In the event of any business combination, amalgamation, restructuring, recapitalization or other extraordinary transaction directly or indirectly involving the Company or any of its securities or assets as a result of which the holders of Accenture Ltd Class A Common Shares shall hold voting securities of a different entity, the Covered Persons agree that the term “Accenture Ltd Class A Common Shares” shall refer to such voting securities formerly representing or distributed in respect of Accenture Ltd Class A Common Shares. Upon the occurrence of any event described in the immediately preceding sentence, the Accenture SCA Partners Committee shall make such adjustments to or interpretations of Section 2.2 or 4.1 (and, if it so determines, any other provisions hereof) as it shall deem necessary or desirable to carry out the intent of such provision(s). If the Accenture SCA Partners Committee deems it desirable, any such adjustments may take effect from the record date or another appropriate date.

     (d) This Agreement shall be binding upon and inure to the benefit of the respective legatees, legal representatives, successors and assigns of the Covered Persons (and Accenture SCA in the event of a transaction described in Section 4.4(b) hereof); provided, however, that a Covered Person may not assign this Agreement or any of his rights or obligations hereunder without the prior written consent of Accenture SCA, and any assignment without such consent by a Covered Person shall be void; and, provided, further, that no assignment of this Agreement by Accenture SCA or to a successor of Accenture SCA (by operation of law or otherwise) shall be valid unless such assignment is made to a person which succeeds to the business of Accenture SCA substantially as an entirety.

     Section 4.5. Filing of Schedule 13D or 13G.

     (a) In the event that a Covered Person is required to file a report of beneficial ownership on Schedule 13D or 13G with respect to the Common Shares beneficially owned by him (for this purpose as determined by Exchange Act Rule 13d-3 and Exchange Act Rule 13d-5), such Covered Person agrees for the benefit of every other Covered Person that, unless otherwise directed by the Accenture SCA Partners Committee, such Covered Person will not file a separate such report, but will file a report together with the other Covered Persons, containing the information required by the Exchange Act, and such Covered Person understands and agrees that such report shall be filed on his behalf by the Accenture SCA Partners Committee or any member or designee thereof. Such Covered Person shall cooperate fully with the other Covered Persons and the Accenture SCA Partners Committee to achieve the timely filing of any such report and any amendments thereto as may be required, and such Covered Person agrees that any information concerning such Covered Person which such Covered Person furnishes in connection with the preparation and filing of such report will be complete and accurate. By his signature hereto, each Covered Person appoints the Accenture SCA Partners Committee and each member thereof from time to time individually, with full power of substitution and resubstitution, his true and lawful attorney- in-fact to execute such reports and any and all amendments thereto and to file such reports with all exhibits thereto and other documents in connection therewith with the United States Securities and Exchange Commission and, if necessary, other regulators, granting to such attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever that such attorney or attorneys may deem necessary, advisable or appropriate to carry out fully the intent of this Section 4.5 as such Covered Person might or could do personally, hereby ratifying and confirming all acts and things that such attorney or attorneys may do or cause to be done by virtue of this power of attorney. Each Covered Person hereby further designates such attorneys as such Covered Person’s agents authorized to receive notices and communications with respect to such reports and any amendments thereto. It is understood and agreed by each such Covered Person that this appointment, empowerment and authorization may be exercised by the aforementioned persons for the period beginning on the date hereof and ending on the date such Covered Person is no longer subject to the provisions of this Agreement (and shall extend thereafter for such time as is required to reflect that such Covered Person is no longer a party to this Agreement).

     Section 4.6. Further Assurances. Each Covered Person agrees for the benefit of every other Covered Person to execute such additional documents and take such further action as may be reasonably necessary to effect the provisions of this Agreement.

ARTICLE V
MISCELLANEOUS

     Section 5.1. Term of the Agreement; Termination of Certain Provisions.

     (a) The term of this Agreement shall continue until the first to occur of the date that is 50 years after the date hereof and the date this Agreement is terminated by the affirmative vote of not less than 66 2/3% of the votes represented by the Covered Shares beneficially owned by Employee Covered Persons (such Covered Shares at any such time, the “Employee Covered Shares”). The Accenture SCA Partners Committee may, and upon the written application of the holders of not less than 10%, in the aggregate, of the votes represented by the Employee Covered Shares shall, hold a vote of the Employee Covered Shares to terminate this Agreement. If this Agreement is terminated prior to the expiration or termination of the Transfer Restrictions referred to in Section 2.1, such restrictions on transfer shall continue to apply in accordance with the provisions of such Section unless waived or terminated as provided in paragraph (b) or (e) of Section 5.3.

     Not less than once every four years following the IPO Date, the Accenture SCA Partners Committee shall consider whether to propose to the Employee Covered Persons any amendments to, or the termination of, this Agreement.

     (b) Unless this Agreement is theretofore terminated pursuant to Section 5.1(a) hereof, any Covered Person who ceases to be an employee for any reason other than death shall continue to be bound by all the provisions of this Agreement until such time as such Covered Person holds all Covered Shares free from Transfer Restrictions. Thereafter, such Covered Person shall no longer be bound by the provisions of this Agreement other than Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10 and 5.11 (the “Continuing Provisions”), and such Covered Person’s name shall be removed from Appendix A to this Agreement.

     (c) Unless this Agreement is theretofore terminated pursuant to Section 5.1(a) hereof, the estate of any Covered Person who dies shall from and after the date of such death be bound only by the Continuing Provisions; and such Covered Person’s name shall be removed from Appendix A to this Agreement.

     Section 5.2. Amendments.

     (a) Except as provided in Section 4.4 or this Section 5.2, provisions of this Agreement may be amended only by the affirmative vote of 66⅔% of the votes represented by the Employee Covered Shares. The Accenture SCA Partners Committee may, and upon the written application of the holders of not less than 10%, in the aggregate, of the votes represented by the Employee Covered Shares shall, hold a vote of the Employee Covered Shares to amend this Agreement.

     (b) In addition to any other vote or approval that may be required under this Section 5.2, any amendment of this paragraph (b), Section 4.2, Section 4.3, paragraph (e) of Section 5.3 or any other provision the amendment (or addition) of which has the effect of materially changing the rights or obligations of the Accenture SCA Partners Committee hereunder shall require the approval of the Accenture SCA Partners Committee.

     (c) In addition to any other vote or approval that may be required under this Section 5.2, any amendment to the Transfer Restrictions that would make such Transfer Restrictions materially more onerous to a Covered Person will not be enforceable against that Covered Person unless that Covered Person has consented to such amendment.

     (d) In addition to any other vote or approval that may be required under this Section 5.2, any amendment of this Agreement that has the effect of changing the obligations of Accenture SCA hereunder to make such obligations materially more onerous to Accenture SCA shall require the approval of Accenture SCA.

     (e) In addition to any other vote or approval that may be required under this Section 5.2, any amendment that has the effect of amending the provisions of Section 2.1, Section 2.3 or Section 4.1 shall require the approval of Accenture SCA.

     (f) Each party hereto understands that from time to time certain other persons may become Covered Persons and certain Covered Persons will cease to be bound by the provisions of this Agreement pursuant to the terms hereof. Accordingly, this Agreement may be amended by action of the Accenture SCA Partners Committee from time to time and without the approval of any other person, but solely for the purposes of (i) adding to Appendix A such persons as shall be made party to this Agreement pursuant to the terms hereof and (ii) removing from Appendix A such persons as shall cease to be bound by the provisions of this Agreement pursuant to Sections 5.1(b) or (c) hereof, which additions and removals shall be given effect from time to time by appropriate changes to Appendix A.

     (g) Any amendment to this Agreement approved in accordance with the terms hereof by the Employee Covered Persons as of an applicable record date shall be binding upon all persons who subsequently become a party hereto.

     Section 5.3. Waivers.

     (a) Except as provided in this Section 5.3, provisions of this Agreement may be waived only by the affirmative vote of 66⅔% of the votes represented by the outstanding Employee Covered Shares. The Accenture SCA Partners Committee may, and upon the written application of the holders of not less than 10%, in the aggregate, of the votes represented by the Employee Covered Shares shall, hold a vote to waive certain provisions of this Agreement.

     (b) In addition to any other action that may be required under paragraph (a) of this Section, any waiver that has the effect of waiving the provisions of Section 2.1 or Section 2.3 shall require the approval of Accenture SCA.

     (c) In addition to any other vote or approval that may be required under this Section 5.3, any waiver of this paragraph (c), Section 4.2, Section 4.3, paragraph (e) of this Section 5.3 or any other provision the waiver (or alteration) of which has the effect of materially changing the rights or obligations of the Accenture SCA Partners Committee hereunder shall require the approval of the Accenture SCA Partners Committee.

     (d) In addition to any other vote or approval that may be required under this Section 5.3, any waiver of this Agreement that has the effect of changing the obligations of Accenture SCA hereunder to make such obligations materially more onerous to Accenture SCA shall require the approval of Accenture SCA.

     (e) Notwithstanding the foregoing, the Accenture SCA Partners Committee may waive the Transfer Restrictions and the other provisions of this Agreement to permit (A) Covered Persons to participate as sellers in underwritten public offerings of, and share repurchase programs and tender offers by the Company for, Common Shares; (B) Transfers of Covered Shares to organizations described in Section 501(c)(3) of the Code, including gifts to “private foundations” subject to the requirements of Section 509 of the Code or comparable provisions of the laws of other countries; (C) Transfers of Covered Shares held in employee benefit plans of the Company either generally or in particular situations; and (D) particular Covered Persons, a particular class of Covered Persons or all Covered Persons to Transfer Covered Shares in particular situations (such as Transfers to family members, partnerships or trusts), but not generally; provided that in each of (A) through (D), waivers of the restrictions imposed by Section 2.3 shall also require the prior written consent of the Company.

     (f) In connection with any waiver granted under this Agreement, the Accenture SCA Partners Committee or the Employee Covered Persons proposing the waiver pursuant to this Section 5.3, as the case may be, may impose such conditions as they determine on the granting of such waivers.

     (g) The failure of Accenture SCA or the Accenture SCA Partners Committee at any time or times to require performance of any provision of this Agreement shall in no manner affect the rights at a later time to enforce the same. No waiver by Accenture SCA or the Accenture SCA Partners Committee of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement.

     Section 5.4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF LUXEMBOURG.

     Section 5.5. Resolution of Disputes.

     (a) The Accenture SCA Partners Committee shall have the sole and exclusive power to enforce the provisions of this Agreement. The Accenture SCA Partners Committee may in their sole discretion direct Accenture SCA to pursue such enforcement, and Accenture SCA agrees to pursue such enforcement as directed by the Accenture SCA Partners Committee.

     (b) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce, except that the parties may select an arbitrator who is a national of the same country as one of the parties. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

     (c) Notwithstanding the provisions of paragraph (b), the Accenture SCA Partners Committee may bring, or may cause Accenture SCA to bring, on behalf of the Accenture SCA Partners Committee or on behalf of one or more Covered Persons, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (c), each Covered Person (i) expressly consents to the application of paragraph (d) of this Section 5.5 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the General Partner of Accenture SCA 398 Route d’Esch, L-1471, Luxembourg (or, if different, the then-current corporate seat of Accenture SCA) as such Covered Person’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Covered Person of any such service of process, shall be deemed in every respect effective service of process upon the Covered Person in any such action or proceeding.

     (d) (i) EACH COVERED PERSON HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, UNITED STATES FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (C) OF THIS SECTION 5.5, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this paragraph (d) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

     (ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in paragraph (d) (i) of this Section 5.5 and such parties agree not to plead or claim the same.

     Section 5.6. Relationship of Parties. The terms of this Agreement are not intended to create a separate entity for United States federal or state income tax purposes or under the laws of any other jurisdiction. Nothing in this Agreement shall be read to create any partnership, joint venture or separate entity among the parties or to create any trust or other fiduciary relationship between them.

     Section 5.7. Notices.

     (a) Any communication, demand or notice to be given hereunder will be duly given (and shall be deemed to be received) when delivered in writing by hand or first class mail or by telecopy to a party at its address as indicated below:

     If to a Covered Person,

c/o Accenture SCA
398 Route d’Esch
L-1471
Luxembourg
Telecopy: (352) 48 18 28 3419
Attention: General Partner
(or, if different, the then-current corporate seat of Accenture SCA)

     If to the Accenture SCA Partners Committee,

c/o Accenture SCA
398 Route d’Esch
L-1471
Luxembourg
Telecopy: (352) 48 18 28 3419
Attention: General Partner
(or, if different, the then-current corporate seat of Accenture SCA)

     And

     If to Accenture SCA,

398 Route d’Esch
L-1471
Luxembourg
Telecopy: (352) 48 18 28 3419
Attention: General Partner
(or, if different, the then-current corporate seat of Accenture SCA)

     Accenture SCA shall be responsible for notifying each Covered Person of the receipt of a communication, demand or notice under this Agreement relevant to such Covered Person, in writing, at the address of such Covered Person then in the records of Accenture SCA (and each Covered Person shall notify Accenture SCA of any change in such address for communications, demands and notices) or by electronic mail to the principal electronic address of such person maintained by the Company.

     (b) Unless otherwise provided to the contrary herein, any notice which is required to be given in writing pursuant to the terms of this Agreement may be given by telecopy.

     Section 5.8. Severability. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable, the remaining terms and provisions hereof shall be unimpaired.

     Section 5.9. Right to Determine Tender Confidentially. In connection with any tender or exchange offer for all or any portion of the outstanding Common Shares, subject to compliance with all applicable restrictions on Transfer in this Agreement or any other agreement with the Company, each Covered Person shall have the right to determine confidentially whether such Covered Person’s Covered Shares will be tendered in such tender or exchange offer.

     Section 5.10. No Third-Party Rights. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

     Section 5.11. Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

     Section 5.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed or caused to be duly executed this Transfer Rights Agreement as of the date first above written.

ACCENTURE SCA
By: ACCENTURE LTD, its General Partner

By

Name:
Title:

[Signature blocks of Covered Persons set forth separately.]

APPENDIX A

Covered Persons